THE  Tamarack  FUNDS
                    Class Specific Information
                      Annual Dated 9/30/2007



                                                Cumulative      Shares
                                                           Outstanding
         Fund Name                        NAV     Dividend    in (000)

            Class A

Enterprise Fund                         25.86         0.00         732
Small Cap Core Fund                     31.72         0.11          44
Microcap Value Fund                     22.34         0.00       1,925
Value Fund                              43.03         0.48          12
Tax-Free Income Fund                     8.42         0.29           8
Mid Cap Growth Fund                     13.90         0.00       2,438
Large Cap Growth Fund                   12.43         0.00         359
SMID Cap Growth Fund                    10.74         0.00         470
Quality Fixed Income Fund                9.44         0.44          47


            Class C

Enterprise Fund                         25.09         0.00          94
Small Cap Core Fund                     30.86         0.00          18
Microcap Value Fund                     21.82         0.00         182
Value Fund                              42.41         0.24        -*
Tax-Free Income Fund                     8.42         0.23        -*
Mid Cap Growth Fund                     13.53         0.00          93
Large Cap Growth Fund                   12.11         0.00           3
SMID Cap Growth Fund                    10.38         0.00           3
Quality Fixed Income Fund                9.43         0.37        -*


            Class I

Enterprise Fund                         26.10         0.02       1,651
Small Cap Core Fund			31.94	      0.00	     3
Mid Cap Growth Fund                     14.36         0.00       5,271
Large Cap Growth Fund                   12.61         0.00          82
SMID Cap Growth Fund                    11.15         0.00         438
Quality Fixed Income Fund                9.43         0.47          33


            Class R

Enterprise Fund                         25.59         0.00           2
Small Cap Core Fund                     31.44         0.04           1
Microcap Value Fund                     22.21         0.00          24
Value Fund                              42.90         0.44       -*
Tax-Free Income Fund                     8.42         0.27       -*
Mid Cap Growth Fund                     13.77         0.00           1
Large Cap Growth Fund                   12.31         0.00           1
SMID Cap Growth Fund                    10.61         0.00           7
Quality Fixed Income Fund                9.43         0.42           1


            Class S

Enterprise Fund                         26.09         0.02      10,803
Small Cap Core Fund                     31.94         0.19       2,059
Microcap Value Fund                     22.47         0.03      14,196
Value Fund                              43.12         0.63       6,246
Tax-Free Income Fund                     8.42         0.31       2,166
Mid Cap Growth Fund                     14.38         0.00         131
Large Cap Growth Fund                   12.61         0.00       8,972
SMID Cap Growth Fund                    11.14         0.00          32
Quality Fixed Income Fund                9.43         0.47       5,469


*Less than 500.